UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2019

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On April 30, 2019, the Board of Directors of First United Corporation (the “Corporation”) approved a stock purchase program that authorizes the Company to purchase up to an aggregate of 354,449 shares (the “Shares”) of its common stock, par value $.01 per share (the “Common Stock”), which number represents 5.0% of the issued and outstanding shares of Common Stock as of such date, over a 12-month period. The Shares may be purchased in open market transactions or privately-negotiated transactions at such times, in such amounts, at such prices and upon such other terms as are determined in the discretion of the Corporation’s President and Chief Executive Officer, provided that in the case of privately-negotiated purchases, the purchase price may not exceed the fair market value of a Share as of the date of the purchase and provided further that each proposed purchase must be consistent with applicable securities laws and regulations, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and the Corporation’s blackout policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: April 30, 2019	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO